Exhibit 10.15

Avicena Group, Inc.

Subscription Agreement

Avicena Group, Inc.

One Cambridge Center, Fifth Floor

Cambridge, MA 02142

Ladies and Gentlemen:

1. Purchase of Shares. By its execution and delivery of this Subscription Agreement (the “Agreement”), Avicena Group, Inc. a Delaware corporation (the “Company”) shall issue to the undersigned subscriber (the “Subscriber”) 2,142,857.12 shares of common stock of the Company, par value $0.01 (the “Shares”, which number shall be equal to approximately 3,000,000 Shares upon certain post-merger adjustments) subject to reversion should the proposed merger of the Company and AVN Acquisition Corp., a Delaware corporation not consummate. In consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company, upon its acknowledgement below, the Company agrees to issue to the Subscriber, the number of Shares listed on the signature page hereto and accepted by the Company. The Subscriber hereby tenders this Subscription Agreement, together with a check (or such other consideration as may be accepted by the Company in its sole discretion) in the amount indicated on the Signature Page, payable to “Avicena Group, Inc.”

2. The Subscriber’s Representations, Warranties and Covenants. To induce the Company to issue the Shares to the Subscriber, understanding that the Company will rely upon the following representations, warranties and agreements, the Subscriber hereby represents, warrants and agrees to and with the Company as follows:

2.1 Investment. The Subscriber is acquiring the Shares for his, her or its own account and not as assignee, with the present intention of holding the Shares and their constituent securities for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same. The Subscriber has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition of the Shares.

2.2 Authority. The Subscriber has full power and authority to enter into and to perform this Subscription Agreement and to perform the obligations under this Subscription Agreement in accordance with their respective terms. If Subscriber is not an individual, Subscriber represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

2.3 Investigation and Experience. In evaluating the suitability of an investment in the Company, the Subscriber has relied solely upon investigations made by or on behalf of the Subscriber, including the merits and risks involved. The Subscriber recognizes that an investment in the Company involves a high degree of risk. The

Subscriber (i) has had the opportunity to make detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to the Subscriber or the Subscribers’ Representative any written information which he, she or it has requested and have answered to the Subscriber’s satisfaction all inquiries made by the Subscriber; and (ii) has sufficient knowledge and experience in making private investments in companies similar to the Company so as to be able to evaluate the risks and merits of his, her or its investment in the Company and the Subscriber is able financially to bear the risks thereof.

2.4 Legends; No Market. The Subscriber understands that the Company has offered and will issue the Shares to the Subscriber without registration under federal or state laws, pursuant to the exemption available for placements by the Company not involving a public offering. The Subscriber further understands, accordingly, that until the Shares have been registered under the Securities Act and applicable state securities laws, each certificate representing the Shares or any component of the Shares, or issued upon exercise of the Warrants, shall bear a legend substantially similar to the following:

These securities have not been registered under the Securities Act of 1933, as amended and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the corporation is obtained to the effect that such registration is not required.

The Subscriber has further been advised that (i) there is not currently, and it is unlikely that there soon will be, a market for the Shares; and (ii) it may not be possible to readily liquidate this investment.

2.5 Indemnification. The Subscriber understands the meaning and legal consequences of this Subscription Agreement and agrees to indemnify and hold harmless the Company and each director and officer thereof from and against any and all loss, damage or liability due to or arising out of a breach of any representation, warranty or covenant made by the Subscriber herein.

2.6 Irrevocability; Acceptance. The Subscriber agrees that this subscription shall be irrevocable and shall survive the death or disability of the Subscriber (if an individual) or the dissolution, liquidation or termination of the Subscriber (if an entity). The Subscriber acknowledges that the Company has the right to accept or reject this subscription, in whole or in part, in its sole discretion for any reason, and that this subscription shall be deemed to be accepted by the Company only when it is signed on its behalf. The Subscriber understands that if this subscription is not accepted, in whole or in part, funds or other consideration received by the Company pursuant hereto will be returned to the Subscriber, with any interest actually accrued thereon.

2.7 Accredited Investor Status. The Subscriber qualifies as an “accredited investor” as defined under the Securities Act, and the SEC’s Regulation D promulgated thereunder, and represents, warrants and certifies that the information contained in the Investor Suitability Certificate attached hereto as Exhibit A is complete and correct.

2.8 No Broker. The Subscriber has incurred no liability, contingent or otherwise, in respect of any claim for brokerage or other commissions relative to this Subscription Agreement or to the transactions contemplated hereby.

3. Miscellaneous.

3.1 Further Assurances. The Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Subscription Agreement.

3.2 Governing Law. This Subscription Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of testate of Delaware, without giving effect to the conflict of law principles thereof.

3.3 Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Subscription Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Subscription Agreement shall nevertheless remain in full force and effect.

3.4 Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Subscription Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

3.5 Counterparts. This Subscription Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.6 Binding Effect. Except as otherwise provided herein, this Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and assigns. If the Subscriber is more than one person or entity, the obligation of such Subscriber shall be joint and several and the agreements, representations, warranties, covenants and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person or entity and its heirs, executors, administrators, successors, legal representatives and assigns. This Subscription Agreement is not transferable or assignable by the Subscriber or any successor thereto.

3.7 Other Agreements; Entire Agreement. By execution and delivery of this Subscription Agreement, the Subscriber hereby joins in and agrees to be bound by the terms and conditions of (i) that certain Stockholders’ Voting Agreement dated as of September 7, 1999, by and among Avicena and the Stockholders (as defined therein), as amended (the “Voting Agreement”), as a “Stockholder” thereunder and (ii) that certain Registration Rights Agreement dated as of September 7, 1999, by and among Avicena and the Stockholders (as defined. therein), as amended (the “Registration Rights Agreement”), as a “Stockholder” thereunder, and authorizes this signature page or copies hereof to be attached to the Voting Agreement and the Registration Rights Agreement, or to counterparts thereof. This Subscription Agreement contains the entire agreement of the parties with respect to the matters set forth herein and there are no representations, covenants or other agreements except as stated or referred to herein or as are embodied in such documents.

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Subscription Dated as of February 24, 2005

AVICENA GROUP, INC.

/s/ Kevin Waltzer	By:	/s/ Belinda Tsao Nivaggioli
KEVIN WALTZER	Name:	Belinda Tsao Nivaggioli
	Title:	CEO